EXHIBIT 99.1

MoSys, Inc. Reports Third Quarter 2019 Financial Results

Introduces New Software Accelerator Product Line

SAN JOSE, Calif., Nov. 06, 2019 (GLOBE NEWSWIRE) -- MoSys, Inc. (NASDAQ: MOSY), a provider of semiconductor solutions that enable fast, intelligent data access for cloud networking, security, test and video systems, today reported financial results for the quarter ended September 30, 2019.

Third Quarter 2019 Financial Results
Total net revenue for the third quarter of 2019 was $1.2 million, compared with $3.1 million for the previous quarter and $4.3 million for the third quarter of 2018. Product revenue for the third quarter was $1.0 million, compared with $2.8 million in the second quarter of 2019 and $4.1 million in the year ago period. The sequential decrease in product revenue reflected reduced shipments of Bandwidth Engine® products due to customer inventory adjustments.

GAAP gross margin for the third quarter of 2019 was 66%, compared with 60% for the second quarter of 2019 and 55% for the third quarter of 2018. Third quarter gross margin exceeded the Company’s corporate target of 60%, and  increased sequentially primarily due to reduced product manufacturing costs combined with royalties representing a higher portion of total revenues.

Total operating expenses on a GAAP basis for the third quarter of 2019 were $2.6 million, which included a goodwill impairment charge of $0.4 million, and compared with operating expenses of $1.9 million in the previous quarter and $5.1 million in the third quarter of 2018, which also included a goodwill impairment charge of $3.2 million. Total non-GAAP operating expenses, excluding stock-based compensation expenses, impairment of goodwill and amortization of intangible assets, for the third quarter of 2019 were $2.1 million, compared with $1.8 million in the second quarter of 2019 and $1.7 million in the third quarter of 2018.

In August 2019, the Company effected a 1-for-20 reverse stock split of its common stock. All share and per share amounts in this press release have been retroactively adjusted to reflect the reverse stock split for all current and prior periods.

GAAP net loss for the third quarter of 2019 was $1.8 million, or $0.83 per share, compared with a net loss of $0.1 million, or $0.05 per share, for the previous quarter and net loss of $2.8 million, or $6.83 per share, for the third quarter of 2018.

Non-GAAP net loss for the third quarter of 2019 was $1.3 million, or $0.60 per share, compared with non-GAAP net income of $16,000, or $0.01 per diluted share, in the prior quarter and non-GAAP net income of $0.6 million, or $1.35 per diluted share, in the third quarter of 2018. Adjusted EBITDA for the third quarter of 2019 was a negative $1.2 million, compared with a positive $0.1 million for the previous quarter and a positive $0.8 million for the third quarter of 2018. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

At September 30, 2019, the Company had 2,177,552 shares of common stock outstanding, which excludes 116,000 shares of common stock issuable upon the exercise of pre-funded warrants.

Management Commentary
“As expected, third quarter product revenue was significantly impacted by a reduction of inventory at a large networking equipment customer. Although we have active design wins with other customers, the timing of production did not allow us to offset the reduction in shipments during the quarter,” said Dan Lewis, chief executive officer and president of MoSys. “However, we believe the third quarter represents the low point, and we expect a return to revenue growth in the fourth quarter driven by shipments to a large security customer, which has extended its use of our products. Additionally, our growth will be further supported by the ramping up of design wins in 2020 with a new major customer.”

During the quarter, the Company introduced its new Software Accelerator Product Line that will provide additional software and IP licensing opportunities, as MoSys® will begin providing software products in addition to its current silicon Accelerator Engine ICs. This new line initially includes a family of products that offer accelerator capabilities for search and data classification with general availability expected in the first quarter of 2020. These new solutions are hardware agnostic and can be used on existing customer platforms without changing the software interface.  As a result, performance can scale to over 100 times from a MoSys software-only product running on a CPU to the highest performance solution that consists of FPGAs paired with our Accelerator Engine IC products.

The Company is currently engaged with a lead customer and is in the process of porting an initial application to its platform. The Company anticipates additional license opportunities with this customer in 2020 and  has identified multiple prospective licensees, most of whom are not current customers of its IC products.

Mr. Lewis concluded, “Despite the lower revenue in the third quarter, we have a base of design wins for our current IC products, including a number of wins that have not yet ramped to production. With the addition of our new software accelerator products, I believe we have measurably enhanced our future growth opportunities to be able to generate revenue from both product sales and licensing. I look forward to reporting our progress as we bring our new software and IP products to market and pursue new licensees.”

Business Outlook
The Company expects total net revenue for the fourth quarter of 2019 to be in the range of $1.9 million to $2.2 million.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, impairment of goodwill and intangible asset amortization. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, impairment of goodwill and intangible asset amortization. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated November 6, 2019 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from its IC products and the Company’s future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  a lack of working capital to aggressively fund product development and growth;
  the timing of customer orders and product shipments;
  customer concentration;
  lengthy sales cycle;
  ability to enhance our existing proprietary technologies and develop new technologies;
  achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  ability to make our new software acceleration and IP products commercially available and achieve customer acceptance of these new proprietary technologies;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ: MOSY) is a provider of semiconductor solutions that enable fast, intelligent data access for cloud networking, security, test and video systems. The company’s solutions eliminate data access bottlenecks to deliver speed and intelligence for line cards and systems scaling from 100G to multi-terabits per second. Engineered and built for high-reliability carrier and enterprise applications, MoSys’ Accelerator Engine IC product family is based on the company’s patented high-performance, high-density random-access memory and its highly efficient, high speed GigaChip™ serial-interface technology, and incorporates powerful application accelerating in-memory compute functions. More information is available at: www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. The MoSys logo and GigaChip are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

Contact:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2019	2018	2019	2018

Net Revenue
Product		$1,037	$4,056	$7,233	$11,811
Royalty and other		169	287	559	1,338
Total net revenue		1,206	4,343	7,792	13,149

Cost of Net Revenue		407	1,948	2,989	5,382

Gross Profit		799	2,395	4,803	7,767

Operating Expenses
Research and development		1,097	1,023	3,231	3,064
Selling, general and administrative		1,059	919	2,963	3,158
Impairment of goodwill		420	3,159	420	3,159
Total operating expenses		2,576	5,101	6,614	9,381

Loss from operations		(1,777)	(2,706)	(1,811)	(1,614)

Other expense, net		(24)	(106)	(83)	(535)
Net Loss		$(1,801)	$(2,812)	$(1,894)	$(2,149)

Net loss per share
Basic and diluted		$(0.83)	$(6.83)	$(0.88)	$(5.25)

Shares used in computing net loss per share
Basic and diluted		2,171	412	2,161	409

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

		September 30,	December 31,
		2019	2018

Assets
Current assets:
Cash, cash equivalents and investments		$6,820	$7,104
Accounts receivable, net		893	1,622
Inventories		1,215	1,148
Prepaid expenses and other		596	923
	Total current assets	9,524	10,797

Property and equipment, net		193	279
Goodwill		-	420
Other		342	260
	Total assets	$10,059	$11,756

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable		$131	$236
Deferred revenue		146	273
Accrued expenses and other		1,446	1,402
	Total current liabilities	1,723	1,911

Convertible notes payable		2,858	2,671
Other long-term liabilities		19	17
	Total liabilities	4,600	4,599

Stockholders' equity		5,459	7,157

	Total liabilities and stockholders’ equity	$10,059	$11,756

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2019	2018	2019	2018

GAAP net loss		$(1,801)	$(2,812)	$(1,894)	$(2,149)
Stock-based compensation expense
-	Research and development	41	106	81	195
-	Selling, general and administrative	43	87	118	251
	Total stock-based compensation expense	84	193	199	446

Impairment of goodwill		420	3,159	420	3,159
Amortization of intangible assets		-	28	-	83

Non-GAAP net income (loss)		$(1,297)	$568	$(1,275)	$1,539

GAAP net loss per share, basic		$(0.83)	$(6.83)	$(0.88)	$(5.25)
Reconciling items
-	Stock-based compensation expense	0.04	0.47	0.09	1.09
-	Impairment of goodwill	0.19	7.67	0.20	7.72
-	Amortization of intangible assets	-	0.07	-	0.20

Non-GAAP net income (loss) per share, basic		$(0.60)	$1.38	$(0.59)	$3.76

GAAP net loss per share, diluted		$(0.83)	$(6.70)	$(0.88)	$(5.13)
Reconciling items
-	Stock-based compensation expense	0.04	0.46	0.09	1.06
-	Impairment of goodwill	0.19	7.52	0.20	7.54
-	Amortization of intangible assets	-	0.07	-	0.20

Non-GAAP net income (loss) per share, diluted		$(0.60)	$1.35	$(0.59)	$3.67

Shares used in computing non-GAAP net income (loss) per share
Basic		2,171	412	2,161	409
Diluted		2,171	420	2,161	419

MOSYS, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2019	2018	2019	2018
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss		$(1,801)	$(2,812)	$(1,894)	$(2,149)
Stock-based compensation expense
-	Research and development	41	106	81	195
-	Selling, general and administrative	43	87	118	251
Stock-based compensation expense		84	193	199	446

Impairment of goodwill		420	3,159	420	3,159
Amortization of intangible assets		-	28	-	83

Non-GAAP net income (loss)		(1,297)	568	(1,275)	1,539
EBITDA adjustments:
Depreciation		37	146	148	486
Interest expense		54	104	164	531
Provision for income taxes		-	2	-	4

Adjusted EBITDA		$(1,206)	$820	$(963)	$2,560